Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2015 relating to the financial statements, which appears in Nabriva Therapeutics AG’s prospectus dated September 17, 2015, filed pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form F-1, as amended (No. 333-205073).

PwC Wirtschaftsprüfung GmbH
/s/ Alexandra Rester
Vienna, Austria
November 18, 2015